                                                                   EXHIBIT 10.12
                     TERMS OF EMPLOYMENT WITH HS.COM, INC.


This document (the Agreement) outlines the terms of employment between Charles Smith, of 380 Vista Abierta, El Cajon, California, 92019 (Smith), and hs.com, Inc. a Delaware corporation with a principal place of business at 7777 Alvarado Road, Suite 401, La Mesa, CA 91941 (the Company).

Position: Smith's position will be President of the Company.

Responsibilities: Smith will discharge faithfully and to the best of his ability the duties of the office of President as they are set forth in the Company's bylaws and as required under Delaware Corporation law. Smith will serve at the direction and pleasure of the Board of Directors of the Company, and he will devote substantially all of his working time and effort to performing his duties and responsibilities on behalf of the Company.

Term: The term of Smith's employment is one (1) year, commencing on September 26, 1998, and this agreement will be renewed for successive periods of one (1) year unless notice of termination is given by either party no fewer than thirty (30) days prior to the expiration of any such one year employment period.

Salary: Smith's regular salary rate will be $150,000. Payments will be made twice each month in the amount of $6,250.00, less applicable payroll taxes and other deductions required by law or that Smith authorizes in writing. Smith's annual salary will be subject to review and increase, but not decrease, from time to time as decided by the Board of Directors, provided that Smith's annual salary rate will increase to $216,000 upon the occurrence of any of the following events: the registration of the securities of the Company in a public offering; the merger of the Company with a publicly traded corporation; or the investment of a cumulative total of $3,000,000 in the capital stock of the Company on or after November 1, 1998.

Bonus: Smith will be eligible to participate in any incentive bonus program that the Company's Board of Directors may establish for its executive employees. The expected terms of the bonus program will be a maximum bonus of 50% of the salary paid during the year in which the bonus is earned, based on achievement of company-wide financial and other success objectives.

Equity Compensation: In addition to the cash compensation to be paid as set forth above, the Company will issue to Smith 42,000 shares of the Company's common stock (the "Shares"). Three-fourths of the Shares, (including any additional shares issued to Smith in respect of such Shares as a result of a stock split, stock dividend or other event) are subject to divestiture on the following condition:

        If Smith completes twelve (12) or more months of continuous employment with the Company under this Agreement but less than forty-eight (48) consecutive months, for each full month and any partial month less than forty-eight (48) months of such continuous employment, 2.0833% of the Shares shall be divested.

Divested shares shall revert to the Company, and Smith shall receive no compensation for them or have any rights whatever in regard to them.

The certificates representing the Shares shall bear a legend stating that the
Shares: 1) are not registered under federal or state securities laws; and 2) may not be transferred until registered or the Company's legal counsel issues an opinion stating that such restrictions need no longer apply. The legend shall contain any other restrictions as are required by law. The Company will hold in escrow the certificates representing the Shares that are subject to divestiture. At Smith's request, the Company will deliver to him certificates representing any Shares held in escrow by the Company that are no longer subject to divestiture. During the period that the Shares or any part of them are subject to being divested under this provision, Smith shall be deemed the record owner and shall have all other rights incident to ownership of such Shares, including the right to notice of meetings and the right to vote on any matters on which holders of the Company's common stock are entitled to vote.

Anything in this provision to the contrary notwithstanding, upon a change in control of the Company (as defined below), the divestiture conditions set forth in this provision shall be of no further force and effect on the date such change in control becomes effective. As used here, the term change in control shall mean either: 1) a merger of the Company into or consolidation of the Company with another corporation, and less than 50% of the directors of the resulting corporation immediately following the merger or consolidation were directors of the Company immediately prior to the merger or consolidation, or 2) a sale by the Company of all or substantially all of its assets.

Benefits: The Company does not yet have a benefit program in place for its executives and employees. When it establishes one, Smith and his dependents will be eligible to participate in that program on the terms of eligibility established by the Company.

Termination: Events that will automatically terminate this agreement will be Smith's death or a disability that prevents him from performing substantially all of his duties and responsibilities for a period of 90 days.

Severance Compensation: In the event that the Company terminates or elects not to renew Smith's employment without cause, as defined below, he will be entitled to continue to receive his regular salary only for the period of one year following the effective date of termination. That salary continuation shall be payable at the Company's election in either a lump sum or on the same basis as his regular salary. The Company will withhold from such severance payment or payments those payroll taxes and other amounts required by law or authorized by Smith in writing. If Smith's employment is terminated for cause, he will not be entitled to receive any severance pay or any other severance compensation. For purposes of this provision, cause is defined as any of the following: 1) material acts of dishonesty; 2) a repeated violation of Company policy (whether or not written) after receiving written notice of such policy; 3) failure by Smith to perform any material aspect of his duties after written warning received from the Board of Directors; or 4) the breach by Smith of any term of this Agreement.

Non-Competition and Confidentiality: By virtue of Smith's position as President of the Company, he will come to possess significant amounts of confidential information about the Company and the way that it conducts its business. Even if some or all of that information is available from other or public sources, Smith will have been exposed to it in a way such that his use of that information after termination of his employment would enable him to compete unfairly against the Company. For that reason, for one (1) year following the termination of Smith's employment with the Company, he will not engage, directly or indirectly, in any activity that is competitive with the business of Company as and where it was conducted or planned to be conducted at the time of Smith's termination, regardless of the reason for or circumstances of his termination. Smith will be obligated to maintain the confidentiality of any trade secret or confidential business information that he acquires about the Company during his employment, and Smith will refrain from using any such information until it becomes publicly available through lawful means. These restrictions are in addition to, not in place of, any protection provided to trade secret information under California law.

Assignment: The Company may assign its rights and obligations under this agreement, in which event it shall be binding upon, and inure to the benefit of, the person or entity to whom it is assigned.

Entire Agreement: This Agreement contains the entire understanding and agreement reached between Smith and the Company, and it supersedes any discussions or agreements that have been had or made prior to its execution. It may only be modified by a writing signed by the party against which the modification is to be enforced.

Governing Law: This Agreement will be enforce in accordance with the laws of the State of California.


hs.com, Inc.                           Charles Smith




By: /s/ MICHAEL D. CHERMAK              /s/ CHARLES SMITH
   ---------------------------         --------------------------
Michael D. Chermak
Chairman


Date:  11/12/98                        Date:   11/12/98


Per M. Chermak at signing on 11/12/98. The interpretation of employment is one year guaranteed, and then one year roll-overs automatically unless the 30 day notice is given by either party. There is no "at will" clause or intent in this agreement.

/s/ LORI O'BRIEN                       11/17/98
------------------------------
LORI O'BRIEN

                            [MEDIBUY.COM LETTERHEAD]
May 14,1999



Mr. Charlie Smith
President
Medibuy.com
7777 Alvarado Road
Suite 401
La Mesa, CA 91941


Dear Charlie:

Per your original employment agreement, the level of compensation promised in the agreement exceeds your current compensation by $18,000. This decision was required to maintain executive salaries at a consistent level during company financing negotiations.

To ensure the terms of your original agreement remain intact, you will be granted a single cash bonus of $18,000 to accommodate this difference in salary structure. This payment will be made no later than June 15th, 1999.

Sincerely,



/s/ MICHAEL D. CHERMAK
------------------------
Michael D. Chermak
Chairman

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of October 26, 1999 (the "Effective Date"), by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and CHARLES R. SMITH ("Executive").

        WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated November 12, 1998 (the "Employment Agreement"); and

        WHEREAS, the parties desire to amend the Employment Agreement as set forth in this Amendment.

        NOW THEREFORE, in consideration of the mutual benefits contained herein, the parties, intending to be legally bound, hereby agree as follows:

        1. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

        2.      The Employment Agreement is hereby amended as follows:

                (a) Executive will hold the position of Executive Vice President of Customer Advocacy and no longer hold the position of President of the Company.

                (b) For purposes of clarification, the parties agree that Executive was entitled to receive 36,000 pre-stock split shares of the Company's common stock rather than 42,000 pre-stock split shares; and

                (c) The following provision hereby amends and restates the last paragraph under the heading "Equity Compensation" in its entirety:

                        In the event of (i) a sale, lease or other disposition
                of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume the Shares or shall substitute similar stock awards for the Shares. In the event any surviving corporation or acquiring corporation refuses to assume the Shares or to substitute similar stock awards for the Shares and Executive employment has not been terminated, then with respect to the Shares held by Executive, the vesting of Shares subject to divesting shall be accelerated in full at or prior to such event.

                        After the first date upon which any security of the
                Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions


                                       1.

                of Section 25100(o) of the California Corporate Securities Law of 1968 (the "Listing Date") and in the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of the Board of Directors of the Company (the "Board"), then with respect to the Shares held by Executive, if Executive's continuous service has not terminated, the vesting of the Shares subject to the divesting shall be accelerated in full.

                        After the Listing Date, in the event that the
                individuals who, as of the Listing Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board, then with respect to the Shares subject to divesting held by Executive, if Executive's continuous service has not terminated, the vesting of the Shares subject to divesting shall be accelerated in full. If the election, or nomination for election, by the Company's shareholders of any new director of the Board was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

        3. This Amendment shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and performed entirely within California by California residents.

        4. This Amendment may be signed in any number of counterparts, each of which will be deemed an original, and all of which taken together shall constitute one and the same instrument.

        5. Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect. This Amendment constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       MEDIBUY.COM, INC.


/s/ CHARLES R. SMITH                   By: /s/ DENNIS J. MURPHY
-----------------------------------       --------------------------------------
CHARLES R. SMITH                       Name: Dennis J. Murphy
                                           -------------------------------------
                                       Title: President & Chief Executive
                                              Officer
                                             -----------------------------------


                                       2.

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of January 28, 2000 by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and CHARLES R. SMITH ("Executive").

        A. Executive is the EXECUTIVE VICE PRESIDENT OF CUSTOMER ADVOCACY of the Company pursuant to an employment agreement dated as of NOVEMBER 12, 1998, as amended (the "Employment Agreement"); and

        B. Because of Executive's intimate knowledge of the business of the Company, the Company and Executive desire to amend the Employment Agreement to provide for a consulting agreement between the Company and Executive upon Executive's termination of employment.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      AMENDMENT OF EMPLOYMENT AGREEMENT.

        1.1 The parties agree to replace the provisions relating to severance payments with the Consulting Agreement and terms as contemplated in this Amendment.

        1.2 Section 5(b) of the Employment Agreement is hereby amended and replaced in its entirety by the following:

               "Termination Not for Cause. In the event that COMPANY terminates this Agreement without cause, then upon EXECUTIVE furnishing COMPANY with an executed Waiver and Release (in the form attached hereto as Appendix B), COMPANY and EXECUTIVE shall then each execute and deliver a Consulting Agreement in the form attached hereto as EXHIBIT A. Notwithstanding the foregoing, if any party fails to deliver an executed copy of the Consulting Agreement, such agreement shall be deemed to be entered into by both parties and shall continue in full force and effect. The parties acknowledge that EXECUTIVE shall not be entitled to any payment or benefit under the Consulting Agreement unless EXECUTIVE shall first execute the Waiver and Release."

        1.3 The heading for Section 6 of the Employment Agreement is hereby modified and replaced in its entirety by the following:

               "Confidentiality, Conflicts of Interest and Non-Interference."

        1.4 Section 6(b) ("Restrictive Covenant") of the Employment Agreement is hereby deleted from the Employment Agreement and replaced with the following:
"[Deleted]"

        1.5 Except as expressly modified hereby, all of the terms of the Employment Agreement shall continue in full force and effect.



                                       1.

2. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

3. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

4. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Executive. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

5. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

6. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      Charles R. Smith

                      --------------------
                      --------------------

7. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

8. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

9. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.



                                       2.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By: /s/ Dennis J. Murphy
                                            ------------------------------------
                                        Name: Dennis J. Murphy
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


                                        Executive:


                                        /s/ Charles R. Smith
                                        ----------------------------------------
                                        3/6/00
                                        --------------------



                                       3.

                                    EXHIBIT A

                              CONSULTING AGREEMENT


        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of ________________, 200__ by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and CHARLES R. SMITH ("Consultant").

        A. Consultant and the Company previously entered into an employment agreement dated as of _____________, as amended (the "Employment Agreement"); and

        B. Consultant and the Company desire to enter into a consultancy arrangement upon the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      CONSULTING.

        1.1 In consideration for the promises and covenants set forth herein, for the period (the "Engagement Period") beginning on the effective date of Consultant's termination of employment under the Employment Agreement (the "Consulting Date") and ending on the date one year after the Consulting Date, the Company and Consultant agree that Consultant shall perform the services and undertake the duties and responsibilities set forth in Schedule A attached hereto and incorporated herein (collectively, the "Services"). Consultant shall render the Services under the terms and conditions set forth in this Agreement.

        1.2 During the Engagement Period, Consultant will not be considered an agent or an employee of the Company; Consultant will not have authority to make any representation, contract, or commitment on behalf of the Company and Consultant agrees not to do so; and Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

        1.3 During the Engagement Period, Consultant will be solely responsible for all tax returns and payments to any federal, state, or local tax authority with respect to Consultant's performance of services and the receipt of fees or other compensation and benefits under this Agreement. The Company will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. The Company will not: make withholdings or deductions from Consultant's payment checks; make contributions for Social Security, employment insurance or disability insurance; or obtain workers' compensation insurance on Consultant's behalf. During the Engagement Period, Consultant shall comply with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on compensation and benefits paid to Consultant under this Agreement. Consultant hereby indemnifies the Company against any and all such taxes or contributions, including penalties and interest.



                                       1.

        1.4 During the Engagement Period, subject to the terms and restrictions of this Agreement, Consultant may engage in employment, consulting or other work relationships in addition to Consultant's work for the Company. The Company agrees to make reasonable arrangements to enable Consultant to perform Consultant's consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Consultant may engage.

2. TERM. The term of this Agreement (the "Term") shall commence upon the Consulting Date. This Agreement shall remain in full force and effect until completion of the Engagement Period.

3. CONSULTING FEES. As payment for the Services, Consultant shall receive cash fees as set forth in Schedule B attached hereto and incorporated herein, which shall constitute complete payment for the Services.

4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

5. CONFIDENTIAL INFORMATION. In connection with the performance of Services under the Employment Agreement and this Agreement, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation techniques, designs, buying plans, drawings, leases, store designs, rollout plans, developments, equipment, prototypes, sales, supplier and customer information and relationships, and business and financial information relating to the business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the company which are or have been in Consultant's possession or control.

6. PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

        6.1 Consultant agrees that, in order to protect the Confidential Information of the Company and in consideration of the fees received hereunder, during the Term of this Agreement, Consultant shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage in any activities in competition with the Company, or become an officer, director or employee of, or consultant to, or investor in, a business engaged in



                                       2.

competition with the Company's current business (specifically, any person or entity whose principal business is promoting and facilitating via the Internet transactions between third parties for the wholesale sale and distribution of goods, equipment and services in the healthcare field) and such other business or businesses in which the Company comes to be actively engaged during the term of Consultant's employment with the Company under the Employment Agreement. For purposes of this agreement, "healthcare field" means the provision of goods and/or services to any person, firm, corporation, business, partnership, limited liability company, association or other entity involved directly in the healthcare industry and/or to any person with respect to their medical or healthcare needs, including, without limitation, hospitals, surgical centers, medical clinics, outpatient facilities, medical groups, managed care organizations, health maintenance organizations, medical or health related associations, nursing homes, extended care facilities, doctors, physicians, dentists, chiropractors, veterinarians and other healthcare providers, practitioners, suppliers, patients or any other person providing or receiving healthcare service of any nature whatsoever.

        6.2 Ownership by Consultant, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

7. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

8. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

9. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

10. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's



                                       3.

execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

11. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

12. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

13. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

14. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

15. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      --------------------
                      --------------------
                      --------------------

16. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

17. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.



                                       4.

18. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Consultant:


                                        ----------------------------------------
                                        ----------------



                                       5.

                                   SCHEDULE A


                      SERVICES, DUTIES AND RESPONSIBILITIES

        During the Term, Consultant shall, upon request, consult with the Company by telephone, by mail and in person from time to time on a part-time basis during regular business hours. The consultation shall concern the management, operation, marketing, sales, purchasing, technology, financing and other aspects of the business of the Company, and may include Consultant's direct contacting of third parties at the reasonable request of the Company.



                                       1.

                                   SCHEDULE B


                           CONSULTING FEE AND BENEFITS

        The Company shall pay to Consultant for the Services an annual amount equal to the sum of:

               (i) an amount equal to the annual salary of Consultant in effect at the time of termination under the Employment Agreement (the "Consulting Fee") plus

               (ii) to the extent the payment of the amount described in (i) above is subject to state or federal taxation beyond that to which it would have been subject as severance pay under the Employment Agreement, the Company will pay an additional amount (the "Gross-Up Payment") such that after payment of all state and federal taxes on the Consulting Fee and the Gross-Up Payment, Consultant will retain an amount equal to the amount Consultant would have received as severance pay under the Employment Agreement.

The total amount described in (i) and (ii) above shall be paid monthly during the Term as provided herein.

        To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's group health insurance policies, Consultant will be eligible to continue Consultant's health insurance benefits. In the event Consultant elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse Consultant for the same portion of Consultant's COBRA health insurance premium that the Company previously paid for Consultant's coverage under the Employment Agreement. Consultant will be responsible for the same portion of the COBRA health insurance that Consultant previously paid for coverage under the Employment Agreement.

        The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the Services and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board of Directors from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

        Consultant will fully and completely cooperate with the Company with respect to all matters associated with the taxation or potential taxation of any payments and reimbursements hereunder. Consultant acknowledges that Consultant is responsible for consulting his or her own tax advisor with respect to any taxation matters.



                                       1.